77Q1
Legg Mason Partners Income Trust
Legg Mason Partners Core Bond Fund (N4I6)


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

      This MANAGEMENT AGREEMENT (Agreement) is made this 1st day of August, 2006, by and between Legg
Mason Partners Income Funds (the Trust) and Legg
Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the Manager).

      WHEREAS, the Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the 1940 Act);

      WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the Fund); and

      WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

       1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of the
Fund for the period and on the terms set forth in this
Agreement.  The Manager accepts such appointment and
agrees to render the services herein set forth, for
the compensation herein provided.
       2.	The Fund shall at all times keep the
Manager fully informed with regard to the securities
owned by it, its funds available, or to become
available, for investment, and generally as to the
condition of its affairs.  It shall furnish the
Manager with such other documents and information with
regard to its affairs as the Manager may from time to
time reasonably request.
	3.	(a)	Subject to the supervision of the
Trusts Board of Trustees (the Board), the Manager
shall regularly provide the Fund with investment
research, advice, management and supervision and shall
furnish a continuous investment program for the Funds
portfolio of securities and other investments
consistent with the Funds investment objectives,
policies and restrictions, as stated in the Funds
current Prospectus and Statement of Additional
Information.  The Manager shall determine from time to
time what securities and other investments will be
purchased, retained, sold or exchanged by the Fund and
what portion of the assets of the Funds portfolio
will be held in the various securities and other
investments in which the Fund invests, and shall
implement those decisions, all subject to the
provisions of the Trusts Declaration of Trust and By-
Laws (collectively, the Governing Documents), the
1940 Act, and the applicable rules and regulations
promulgated thereunder by the Securities and Exchange
Commission (the SEC) and interpretive guidance
issued thereunder by the SEC staff and any other
applicable federal and state law, as well as the
investment objectives, policies and restrictions of
the Fund referred to above, and any other specific
policies adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent of
the Trust to give instructions to the custodian of the
Fund as to deliveries of securities and other
investments and payments of cash for the account of
the Fund.  Subject to applicable provisions of the
1940 Act and direction from the Board, the investment
program to be provided hereunder may entail the
investment of all or substantially all of the assets
of a Fund in one or more investment companies.  The
Manager will place orders pursuant to its investment
determinations for the Fund either directly with the
issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others selected
by it.  In connection with the selection of such
brokers or dealers and the placing of such orders,
subject to applicable law, brokers or dealers may be
selected who also provide brokerage and research
services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as amended
(the Exchange Act)) to the Funds and/or the other
accounts over which the Manager or its affiliates
exercise investment discretion.  The Manager is
authorized to pay a broker or dealer who provides such
brokerage and research services a commission for
executing a portfolio transaction for a Fund which is
in excess of the amount of commission another broker
or dealer would have charged for effecting that
transaction if the Manager determines in good faith
that such amount of commission is reasonable in
relation to the value of the brokerage and research
services provided by such broker or dealer.  This
determination may be viewed in terms of either that
particular transaction or the overall responsibilities
which the Manager and its affiliates have with respect
to accounts over which they exercise investment
discretion.  The Board may adopt policies and
procedures that modify and restrict the Managers
authority regarding the execution of the Funds
portfolio transactions provided herein.  The Manager
shall also provide advice and recommendations with
respect to other aspects of the business and affairs
of the Fund, shall exercise voting rights, rights to
consent to corporate action and any other rights
pertaining to a Fund's portfolio securities subject to
such direction as the Board may provide, and shall
perform such other functions of investment management
and supervision as may be directed by the Board.
	(b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as (i)
supervising the overall administration of the Fund,
including negotiation of contracts and fees with and
the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents,
custodian and other independent contractors or agents,
(ii) providing certain compliance, fund accounting,
regulatory reporting, and tax reporting services,
(iii) preparing or participating in the preparation of
Board materials, registration statements, proxy
statements and reports and other communications to
shareholders, (iv) maintaining the Funds existence,
and (v) during such times as shares are publicly
offered, maintaining the registration and
qualification of the Funds shares under federal and
state laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed any duties
with respect to, and shall not be responsible for, the
distribution of the shares of any Fund, nor shall the
Manager be deemed to have assumed or have any
responsibility with respect to functions specifically
assumed by any transfer agent, fund accounting agent,
custodian, shareholder servicing agent or other agent,
in each case employed by the Fund to perform such
functions.
	(c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv).  Notwithstanding the foregoing, the
Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between a Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by a Fund from time to time, and will comply with all other provisions of the Governing Documents and the Funds then-current Prospectus and Statement of Additional
Information relative to the Manager and its directors and officers.

    4.	Subject to the Board's approval, the Manager
or the Fund may enter into contracts with one or more
investment subadvisers or subadministrators, including
without limitation, affiliates of the Manager, in
which the Manager delegates to such investment
subadvisers or subadministrators any or all its duties
specified hereunder, on such terms as the Manager will
determine to be necessary, desirable or appropriate,
provided that in each case the Manager shall supervise
the activities of each such subadviser or
subadministrator and further provided that such
contracts impose on any investment subadviser or
subadministrator bound thereby all the conditions to
which the Manager is subject hereunder and that such
contracts are entered into in accordance with and meet
all applicable requirements of the 1940 Act.
    5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all
information and reports reasonably required by them
and reasonably available to the Manager and shall
furnish the Fund with office facilities, including
space, furniture and equipment and all personnel
reasonably necessary for the operation of the Fund.
The Manager shall oversee the maintenance of all books
and records with respect to the Fund's securities
transactions and the keeping of the Fund's books of
account in accordance with all applicable federal and
state laws and regulations.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the
Manager hereby agrees that any records that it
maintains for the Fund are the property of the Fund,
and further agrees to surrender promptly to the Fund
any of such records upon the Fund's request.  The
Manager further agrees to arrange for the preservation
of the records required to be maintained by Rule 31a-1
under the 1940 Act for the periods prescribed by Rule
31a-2 under the 1940 Act.  The Manager shall authorize
and permit any of its directors, officers and
employees, who may be elected as Board members or
officers of the Fund, to serve in the capacities in
which they are elected.
	(b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and
personnel, in connection with its responsibilities
under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution fees;
interest; taxes; governmental fees; voluntary
assessments and other expenses incurred in connection
with membership in investment company organizations;
organization costs of the Fund; the cost (including
brokerage commissions, transaction fees or charges, if
any) in connection with the purchase or sale of the
Funds securities and other investments and any losses
in connection therewith; fees and expenses of
custodians, transfer agents, registrars, independent
pricing vendors or other agents; legal expenses; loan
commitment fees; expenses relating to share
certificates; expenses relating to the issuing and
redemption or repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares for sale
under applicable federal and state law; expenses of
preparing, setting in print, printing and distributing
prospectuses and statements of additional information
and any supplements thereto, reports, proxy
statements, notices and dividends to the Fund's
shareholders; costs of stationery; website costs;
costs of meetings of the Board or any committee
thereof, meetings of shareholders and other meetings
of the Fund; Board fees; audit fees; travel expenses
of officers, members of the Board and employees of the
Fund, if any; and the Fund's pro rata portion of
premiums on any fidelity bond and other insurance
covering the Fund and its officers, Board members and
employees; litigation expenses and any non-recurring
or extraordinary expenses as may arise, including,
without limitation, those relating to actions, suits
or proceedings to which the Fund is a party and the
legal obligation which the Fund may have to indemnify
the Funds Board members and officers with respect
thereto.
    6.	No member of the Board, officer or employee
of the Trust or Fund shall receive from the Trust or
Fund any salary or other compensation as such member
of the Board, officer or employee while he is at the
same time a director, officer, or employee of the
Manager or any affiliated company of the Manager,
except as the Board may decide.  This paragraph shall
not apply to Board members, executive committee
members, consultants and other persons who are not
regular members of the Manager's or any affiliated
company's staff.
    7.	As compensation for the services performed
and the facilities furnished and expenses assumed by
the Manager, including the services of any consultants
retained by the Manager, the Fund shall pay the
Manager, as promptly as possible after the last day of
each month, a fee, computed daily at an annual rate
set forth opposite the Funds name on Schedule A
annexed hereto, provided however, that if the Fund
invests all or substantially all of its assets in
another registered investment company for which the
Manager or an affiliate of the Manager serves as
investment adviser or investment manager, the annual
fee computed as set forth on such Schedule A shall be
reduced by the aggregate management fees allocated to
that Fund for the Fund's then-current fiscal year from
such other registered investment company.  The first
payment of the fee shall be made as promptly as
possible at the end of the month succeeding the
effective date of this Agreement, and shall constitute
a full payment of the fee due the Manager for all
services prior to that date.  If this Agreement is
terminated as of any date not the last day of a month,
such fee shall be paid as promptly as possible after
such date of termination, shall be based on the
average daily net assets of the Fund in that period
from the beginning of such month to such date of
termination, and shall be that proportion of such
average daily net assets as the number of business
days in such period bears to the number of business
days in such month.  The average daily net assets of
the Fund shall in all cases be based only on business
days and be computed as of the time of the regular
close of business of the New York Stock Exchange, or
such other time as may be determined by the Board.
    8.	The Manager assumes no responsibility under
this Agreement other than to render the services
called for hereunder, in good faith, and shall not be
liable for any error of judgment or mistake of law, or
for any loss arising out of any investment or for any
act or omission in the execution of securities
transactions for a Fund, provided that nothing in this
Agreement shall protect the Manager against any
liability to the Fund to which the Manager would
otherwise be subject by reason of willful misfeasance,
bad faith, or gross negligence in the performance of
its duties or by reason of its reckless disregard of
its obligations and duties hereunder.  As used in this
Section 8, the term Manager shall include any
affiliates of the Manager performing services for the
Trust or the Fund contemplated hereby and the
partners, shareholders, directors, officers and
employees of the Manager and such affiliates.
    9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the Fund,
to engage in any other business or to devote his time
and attention in part to the management or other
aspects of any other business, whether of a similar
nature or a dissimilar nature, nor to limit or
restrict the right of the Manager to engage in any
other business or to render services of any kind,
including investment advisory and management services,
to any other fund, firm, individual or association.
If the purchase or sale of securities consistent with
the investment policies of a Fund or one or more other
accounts of the Manager is considered at or about the
same time, transactions in such securities will be
allocated among the accounts in a manner deemed
equitable by the Manager.  Such transactions may be
combined, in accordance with applicable laws and
regulations, and consistent with the Managers
policies and procedures as presented to the Board from
time to time.
    10.	For the purposes of this Agreement, the
Funds net assets shall be determined as provided in
the Funds then-current Prospectus and Statement of
Additional Information and the terms assignment,
interested person, and majority of the outstanding
voting securities shall have the meanings given to
them by Section 2(a) of the 1940 Act, subject to such
exemptions as may be granted by the SEC by any rule,
regulation or order.
    11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite the
Funds name on Schedule A annexed hereto, provided
that it shall have been approved by the Trusts Board
and by the shareholders of the Fund in accordance with
the requirements of the 1940 Act and, unless sooner
terminated as provided herein, will continue in effect
until November 30, 2007.  Thereafter, if not
terminated, this Agreement shall continue in effect
with respect to the Fund, so long as such continuance
is specifically approved at least annually (i) by the
Board or (ii) by a vote of a majority of the
outstanding voting securities of the Fund, provided
that in either event the continuance is also approved
by a majority of the Board members who are not
interested persons of any party to this Agreement, by
vote cast in person at a meeting called for the
purpose of voting on such approval.
    12.	This Agreement is terminable with respect to
the Fund without penalty by the Board or by vote of a
majority of the outstanding voting securities of the
Fund, in each case on not more than 60 days' nor less
than 30 days' written notice to the Manager, or by the
Manager upon not less than 90 days' written notice to
the Fund, and will be terminated upon the mutual
written consent of the Manager and the Trust.  This
Agreement shall terminate automatically in the event
of its assignment by the Manager and shall not be
assignable by the Trust without the consent of the
Manager.
    13.	The Manager agrees that for services rendered
to the Fund, or for any claim by it in connection with
services rendered to the Fund, it shall look only to
assets of the Fund for satisfaction and that it shall
have no claim against the assets of any other
portfolios of the Trust.  The undersigned officer of
the Trust has executed this Agreement not
individually, but as an officer under the Trusts
Declaration of Trust and the obligations of this
Agreement are not binding upon any of the Trustees,
officers or shareholders of the Trust individually.
    14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally, but
only by an instrument in writing signed by the party
against which enforcement of the change, waiver,
discharge or termination is sought, and no material
amendment of the Agreement shall be effective until
approved, if so required by the 1940 Act, by vote of
the holders of a majority of the Fund's outstanding
voting securities.
    15.	This Agreement embodies the entire agreement
and understanding between the parties hereto, and
supersedes all prior agreements and understandings
relating to the subject matter hereof.  Should any
part of this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on and shall
inure to the benefit of the parties hereto and their
respective successors.
    16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG MASON PARTNERS INCOME FUNDS

By:
Name:
Title:


	LEGG MASON PARTNERS FUND ADVISOR, LLC

By:
Name:
Title:




Schedule A

Legg Mason Partners Core Bond Fund (prior to
November 20, 2006, Legg Mason
Partners Total Return Bond Fund)

Date:

August 1, 2006, as revised November 30, 2006

Fee:

The following percentage of the Funds
average daily net assets:

First $1 billion--0.550%
Next $1 billion--0.525%
Next $3 billion--0.500%
Next $5 billion--0.475%
Over $10 billion--0.450%

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